Exhibit 37
POWER OF ATTORNEY
     Each of the undersigned hereby severally appoints Vladimir Kuznetsov, Evgenia Loewe and Andrey Osipov, each having authority hereunder to act without another, and each having full power of substitution and re-substitution, as a true and lawful attorney-in-fact of the undersigned (A) to execute in the name, place and stead of each of the undersigned (i) any Schedule 13E-3, and any amendments thereto, required to be filed pursuant to Section 13(e) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13e-3 promulgated under the Exchange Act, in connection with the transactions contemplated in that certain Agreement and Plan of Merger, dated February 21, 2007, by and among Renova Media Enterprises, Ltd. (“Renova Media”), Galaxy Merger Sub Corporation, and Moscow CableCom Corp., (ii) any Schedule 13(d), and any amendments thereto, pursuant to Section 13(d) of the Exchange Act, in connection with any deemed beneficial ownership by the undersigned of securities of Moscow CableCom Corp., (iii) any form required to be filed pursuant to Section 16 of the Exchange Act and (iv) all instruments and exhibits necessary or incidental to the statements and forms described in (i), (ii) and (iii) above or in connection therewith, and (B) to file the same with the Securities and Exchange Commission, said attorney-in-fact having full power and authority to do and perform in the name and on behalf of the undersigned what the undersigned might or could do in person, and the undersigned hereby ratify and approve the acts of said attorney-in-fact.
     Each of the undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are assuming any of the undersigned’s responsibilities to comply with the aforementioned sections of the Exchange Act.
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     This Power of Attorney may be executed in any number of counterparts, each of which shall be an original.

Date: March 29, 2007	RENOVA INDUSTRIES LTD.

	By: Name:	/s/ Carl Stadelhofer Carl Stadelhofer
	Title:	Director

Date: March 29, 2007	RENOVA HOLDING LTD.

	By: Name:	/s/ Carl Stadelhofer Carl Stadelhofer
	Title:	Director

Date: March 29, 2007	COLUMBUS TRUST

	By:	TZ COLUMBUS TRUST SERVICES LIMITED, TRUSTEE

	By: Name:	/s/ Felix Bänninger Dr. Felix Bänninger
	Title:	Director

Date: March 29, 2007	RENOVA MEDIA ENTERPRISES, LTD.

	By: Name:	/s/ Shakira Burrows Shakira Burrows
	Title:	Director

Date: April 6, 2007	VICTOR VEKSELBERG

	By:	/s/ Victor Vekselberg Victor Vekselberg